EXHIBIT 1.1


                          ELKHORN UNIT TRUST, SERIES 9

                           REFERENCE TRUST AGREEMENT

                                                         Dated: January 21, 2016

      This Reference Trust Agreement among Elkhorn Securities, LLC, as Depositor, Elkhorn Investments, LLC, as Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Elkhorn Unit Trusts, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After January 13, 2015" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

      In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

      Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    PART II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

      The following special terms and conditions are hereby agreed to:

      1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

      2. The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Statement of Financial Condition-Number of Units" in the Prospectus for the Trust.

      3. The aggregate number of Units described in Section 2.03(a) for a Trust is that number of Units set forth under "Statement of Financial Condition-Number of Units" in the Prospectus for the Trust.

      4. The term "Deferred Sales Charge Payment Dates" shall mean the dates specified the payment of the deferred sales charge and the Creation and Development fee under "Fee Table" in the Prospectus for each Trust.

      5. The term "Distribution Date" shall mean the "Distribution Date" set forth under "Essential Information" in the Prospectus for each Trust.

      6. The term "Mandatory Termination Date" shall mean the "Termination Date" set forth under "Essential Information" in the Prospectus for each Trust.

      7. The term "Record Date" shall mean the "Record Date" set forth under "Essential Information" in the Prospectus for each Trust.

      8. Section 1.01(1) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

      "'Depositor' shall mean Elkhorn Securities, LLC and its successors in interest, or any successor depositor appointed as hereinafter provided."

      9. The Depositor's annual compensation shall be the amount set forth under "Fee Table" in the Prospectus.

      10. The Trustee's annual compensation shall be the amount set forth under "Fee Table" in the Prospectus.

      11. The Supervisor's annual compensation shall be the amount set forth under "Fee Table" in the Prospectus.

      12. The Evaluator's annual compensation shall be the amount set forth under "Fee Table" in the Prospectus.

      This Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

      IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                                         ELKHORN SECURITIES, LLC

                                                       By /s/ Benjamin T. Fulton
                                                       -------------------------
                                     Benjamin T. Fulton, Chief Executive Officer



                                                        ELKHORN INVESTMENTS, LLC

                                                       By /s/ Benjamin T. Fulton
                                                       -------------------------
                                     Benjamin T. Fulton, Chief Executive Officer



                                            THE BANK OF NEW YORK MELLON, TRUSTEE

                                                         By /s/ Gerardo Cipriano
                                                         -----------------------
                                                Gerardo Cipriano, Vice President





                         SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                          ELKHORN UNIT TRUST, SERIES 9

      Incorporated herein by this reference and made a part hereof is the schedule set forth under "Trust Portfolio" in the Prospectus for the Trust.